EXHIBIT NO. 23

                 Consent of Schwartz, Lewitski, Feldman, LLP

      We hereby consent to the incorporation by reference of our report of July 19, 2000 relating to the financial statements of The Widecom Group Inc. that are included in the Form 10-KSB for the fiscal year ended March 31, 2000, in the proposed January 11,2001 filing on Form S-8.


/s/ Schwartz, Lewitsky Feldman
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Schwartz, Lewitsky & Feldman LLP